EXHIBIT 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-138419, 333-133041, 333-122193, 333-111480, 333-105733, 333-87905, 333-67511, 333-65211, 333-64203, 333-24615, 333-20005, 333-13943, and 333-01569) and in the Registration Statements on Form S-8 (Nos. 333-105734, 333-85574, 333-85549, 333-65223, 333-65193, 333-65221, 333-13481, 333-02329 ) of New Plan Excel Realty Trust, Inc. of our report dated February 26, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 26, 2007